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                                                                 Exhibit 10.22.1


                     THE CORPORATE EXECUTIVE BOARD COMPANY

                             DIRECTORS' STOCK PLAN
1.        PURPOSE
          -------

    The purpose of The Corporate Executive Board Company Directors' Stock Plan (the "Plan") is to advance the interests of The Corporate Executive Board Company, a Delaware corporation (hereinafter the "Company"), by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company's Board of Directors and to align the financial interests of such individuals with those of the Company's stockholders by providing for or increasing their proprietary interest in the Company. Any stock options granted pursuant to this Plan shall not qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), as incentive stock options. The plan is intended to operate in a manner that exempts grants of Common Stock under the Plan from Section 16(b) of the Securities Exchange Act of 1934, as amended.

2.        DEFINITIONS
          -----------

(a)  "Board" means the Board of Directors of the Company.

(b) "Committee" means the Board and/or the Compensation Committee of the Board acting pursuant to its authorization to administer this Plan under
     Section 7.

(c) "Common Stock" means the Company's Class B Non-Voting Common Stock, par value $.01 per share, subject to adjustment as provided in Section 9.

(d) "Market Value" means, as of any date, and unless the Committee shall specify otherwise, the closing sale price of the Common Stock as reported for such date pursuant to the consolidated quotation system or any other transaction reporting plan under Section 11A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or, if there have been no sales so reported for such date, the average of the best bid and best offer prices quoted under the consolidated quotation system or any other such transaction reporting plan as of 4:00 p.m., New York time, on such date, or if on any date the Common Stock is not so quoted, the average of the best bid and best offered prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor or comparable organization. If at any time the Common Stock is not listed on any domestic securities exchange or quoted under a transaction reporting plan or in the domestic over-the-counter market, the "Market Value" shall be the fair value thereof determined by the Committee.

(e) "Options" shall mean the stock options granted to a Participant with respect to shares of Common Stock pursuant to the terms of this Plan.

(f) "Stock Grant" shall mean the award of shares of Common Stock to a Participant pursuant to the terms of this Plan.

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3.        SHARES SUBJECT TO THE PLAN
          --------------------------

    Subject to adjustment as provided in Section 9, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 25,000. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to an Option or a Stock Grant which for any reason are not issued, do not become vested or are reacquired pursuant to the Plan or the terms of an Option or Stock Grant may again be made subject to an Option or Stock Grant under the Plan.

4.        PARTICIPANTS
          ------------

    Any person who is, or is elected to be, a director of the Company or any of its subsidiaries shall be eligible for the award of Options and/or Stock Grants hereunder. The Committee shall determine to which directors any such Options and/or Stock Grants shall be awarded hereunder (any such director and his or her authorized transferees hereinafter referred to as a "Participant").

5.        DIRECTOR AWARDS
          ---------------

    The Committee may provide for Options and/or Stock Grants to be awarded to Directors in consideration for their service to the Company. The Committee shall specify the number of shares subject to each Option or Stock Grant provided for under this Section 5, or the formula pursuant to which such number shall be determined, the Participants to receive any such award, the date of award and the vesting and expiration terms applicable to such Option or Stock Grant. The award of Options or Stock Grants hereunder may, but need not, be conditioned on the Director electing to forego his or her right to all or any part of his or her cash retainer or other fees. Subject to adjustment pursuant to Section 9, the maximum number of shares of Common Stock subject to Options and Stock Grants awarded under this Plan during any calendar year to any person on account of his or her service as a director shall not exceed 5,000 shares.

6.        TERMS AND CONDITIONS OF OPTIONS AND STOCK GRANTS
          ------------------------------------------------

    (a) General Terms and Conditions:  Options and Stock Grants awarded pursuant
        ----------------------------
    to the Plan need not be identical but each Option and Stock Grant shall be subject to the following general terms and conditions:

         (1)  Terms and Restrictions Upon Shares:  The Committee may provide
              ----------------------------------
         that the shares of Common Stock issued upon exercise of an Option or receipt of a Stock Grant shall be subject to such further conditions, restrictions or agreements as the Committee in its discretion may specify prior to the exercise of such Option or receipt of such Stock Grant, including without limitation, deferrals on issuance, conditions on vesting or transferability, and forfeiture or repurchase provisions. The Committee may establish rules for the deferred delivery of Common Stock upon exercise of an Option or receipt of a Stock Grant with the deferral evidenced by use of "Stock Units" equal in number to the number of shares of Common Stock whose delivery is so deferred. A "Stock Unit" is a bookkeeping entry representing an amount equivalent to the Market Value of one share of Common

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         Stock. Stock Units represent an unfunded and unsecured obligation of the Company except as otherwise provided by the Board. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock or otherwise as determined by the Committee. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by an interest factor or by dividend equivalents. Until a Stock Unit is settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 9.


         (2)  Transferability:  Unless otherwise provided by the Committee,
              ---------------
         awards of Options or Stock Grants under the Plan shall be nontransferable by the Participant other than by will or the laws of descent and distribution and Options shall be exercisable only by the Participant during his or her lifetime.

         (3)  Other Terms and Conditions:  No holder of an Option or Stock
              --------------------------
         Grant shall have any rights as a stockholder with respect to any shares of Common Stock subject to an Option or Stock Grant hereunder until said shares have been issued. Options and Stock Grants may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate. The Committee may waive conditions to and/or accelerate exercisability of an Option or Stock Grant, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No Option or Stock Grant, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company or any of its subsidiaries.

    (b)  Option Terms:  The Committee may establish the terms, provisions and
         ------------
    conditions applicable to awards of Options (including, but not limited to, exercise price, exercisability and vesting) to the extent such terms, provisions and conditions are consistent with the express provisions of the Plan. The exercise price for each Option shall be established by the Committee or under a formula established by the Committee. Notwithstanding the forgoing, the exercise price shall not be less than the Market Value of the Common Stock on the date of grant of the Option, unless the Participant pays or foregoes compensation in the amount of any discount. The exercise price of an Option shall be payable (i) in cash, (ii) by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, (iii) by tendering (either physically or by attestation) shares of Common Stock owned by the Participant exercising the Option and having a Market Value on the date of exercise equal to the exercise price but only if such will not result in an accounting charge to the Company, or (iv) by any combination of the foregoing. In addition, the exercise price may be payable in such other form(s) of consideration as the Committee in its discretion shall specify, including without limitation by loan (as described in Section 8) or by techniques that may result in an accounting charge to the Company.

    (c)  Stock Grant Terms:  Stock Grants under the Plan may, in the sole
         -----------------
    discretion of the Committee, but need not, be conditioned upon the Participant paying cash or cash-equivalent consideration or agreeing to forego other compensation for the shares of Common Stock covered by the Stock Grant. Stock Grants under the Plan may be subject to terms, provisions

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    and conditions (including, but not limited to, vesting) as are established in the sole discretion of the Committee, provided such terms, provisions and conditions are consistent with the express provisions of the Plan. The terms, provisions and conditions may be contingent upon the passage of time, continued service or achievement of Company or individual performance goals, as specified by the Committee.

7.        ADMINISTRATION OF THE PLAN
          --------------------------

    The Plan shall be administered by the Board, except to the extent the Board designates that the Plan shall be administered by the Compensation Committee of the Board (the Board or any such designated committee, the "Committee"). The Committee shall act pursuant to a majority vote or unanimous written consent.

    Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any Option or Stock Grant awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Committee; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to Options or to receipt or vesting of Stock Grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 9 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any Option or Stock Grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company.

    All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Option or Stock Grant awarded hereunder, shall be final and binding on all Participants and holders of Options and Stock Grants.
    The Committee may consider such factors as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

8.        LOANS
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    The Company may, if authorized by the Committee, make loans for the purpose of enabling a Participant to exercise Options and, if applicable, receive Common Stock awarded under the Plan and to pay the tax liability resulting from an Option exercise or Stock Grant under the Plan. The Committee shall have full authority to determine the terms and conditions of such loans. Such loans may be secured by the shares of Common Stock received upon exercise of such Option or receipt of such Stock Grant.

9.        ADJUSTMENT OF AND CHANGES IN THE STOCK
          --------------------------------------

    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or

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    securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular, quarterly cash dividend or an issuance of the class of securities then subject to this Plan as part of a public or private offering thereof) or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the maximum number and type of shares or other securities that may be issued under this Plan shall be appropriately adjusted. The Committee shall determine in its sole discretion the appropriate adjustment, if any, to be effected pursuant to the immediately preceding sentence. In addition, in connection with any such change in the class of securities then subject to this Plan, the Committee may make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and Stock Grants theretofore awarded under this Plan and the exercise price of such Options or price, if any, of such Stock Grants.

    No right to purchase or receive fractional shares shall result from any adjustment in Options or Stock Grants pursuant to this Section 9. In case of any such adjustment, the shares subject to the Option or Stock Grant shall be rounded up to the nearest whole share of Common Stock.

10.       REGISTRATION, LISTING OR QUALIFICATION OF STOCK
          -----------------------------------------------

    In the event that the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the Option or Stock Grant, the Option or Stock Grant shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

11.       TAXES
          -----

    The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes which it determines are necessary or appropriate in connection with any issuance, exercise or vesting of any Options, Stock Grants or shares under this Plan, and the rights of a holder of an Option or Stock Grant or shares are subject to satisfaction of such conditions. The Company shall not be required to issue shares of Common Stock or to recognize the disposition of such shares until such obligations are satisfied. At the Participant's election, any such obligations may be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to the holder of the Option or Stock Grant upon exercise of the Option or vesting or receipt of the Stock Grant or by surrendering to the Company shares of Common Stock previously acquired, provided that such will not result in an accounting charge to the Company. The Company and any affiliate of the Company shall not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt of any Options or shares awarded hereunder.

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12.       ARBITRATION AND APPLICABLE LAW
          ------------------------------

    Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration before a single arbitrator (who is mutually agreeable to the parties) and otherwise conducted in accordance with the Rules of the American Arbitration Association (the "AAA Rules"), which proceedings shall be held in the city in which the Company's executive offices are located. If the parties are unable to agree upon an arbitrator, the arbitrator shall be selected in accordance with the AAA Rules. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrator shall be final and may be enforced in any court of competent jurisdiction. This Plan and any rights hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law.

13.       EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN
          -------------------------------------------------

    This Plan shall become effective upon its adoption by the Board and approval by the Company's stockholders. Any Options and Stock Grants awarded prior to the such date shall be contingent on such approval and, if such approval is not obtained, shall be null and of no effect.

    Unless earlier suspended or terminated by the Board, no Options or Stock Grants may be awarded after May 1, 2009. The Board may periodically amend the Plan as it determines appropriate, without further action by the Company's stockholders except to the extent required by applicable law. Any amendment to the Plan will not affect the rights and obligations arising under Options or Stock Grants theretofore awarded and then in effect. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 9, the Plan may not be amended to increase the number of shares of Common Stock authorized for issuance under the Plan, unless any such amendment is approved by the Company's stockholders. The Plan may be earlier terminated at such earlier time as the Board may determine. Termination and expiration of the Plan will not affect the rights and obligations arising under Options or Stock Grants theretofore awarded and then in effect.

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                     THE CORPORATE EXECUTIVE BOARD COMPANY
                       STANDARD TERMS AND CONDITIONS FOR
                      DIRECTOR NON-QUALIFIED STOCK OPTIONS

1.   TERMS OF OPTION

     THE CORPORATE EXECUTIVE BOARD COMPANY, a Delaware corporation (the "Company"), has granted to the Optionee named in the Term Sheet provided to said Optionee herewith (the "Term Sheet") a non-qualified stock Option (the "Option") to purchase any part or all of the number of shares of the Company's Class B Common Stock, $0.01 par value per share (the "Common Stock"), set forth in Term Sheet, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions (as amended from time to time), and the Plan specified in the Term Sheet (the "Plan"). The Option is granted in consideration for Optionee's service as a director of the Company.

2.   NON-QUALIFIED STOCK OPTION

     The Option is not intended to be an incentive stock Option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and will be interpreted accordingly.

3.   CONTINUED SERVICE

     Except as otherwise provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable only if Optionee serves as a director of the Company on the date that the Option becomes vested, as set forth in the Term Sheet.

4.   OPTION EXERCISE PRICE

     The exercise price (the "Exercise Price") of the Option is set forth in the Term Sheet.

5.   TERM OF OPTION AND EXERCISE OF OPTION

     To the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions, the Option shall be fully exercisable on and after it becomes vested, as described in the Term Sheet, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet. Notwithstanding anything to the contrary in Sections 6 through 9 hereof, no part of the Option may be exercised after ten (10) years from the grant date set forth in the Term Sheet.

     To exercise the Option (or any part thereof), Optionee shall deliver a "Notice of Exercise" to the Company specifying the number of whole shares of Common Stock Optionee wishes to purchase and how Optionee's shares of Common Stock should be registered (in Optionee's name only or in Optionee's and Optionee's spouse's names as community property or as joint tenants with right of survivorship). The Company shall not be obligated to issue any shares of Common Stock until Optionee shall have paid the total Exercise Price for that number of shares of Common Stock. The Exercise Price may be paid (a) in cash, (b) by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the Option shares to the Company, (c) by tendering (either physically or by attestation) shares of Common Stock owned by Optionee and having a Market Value (defined in the Plan) on the date of exercise equal to the Exercise Price but only if such will

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     not result in an accounting charge to the Company, or (d) by any combination of the foregoing. In addition, the Exercise Price may be payable in such other form(s) of consideration as the Committee (defined in the Plan) in its discretion shall specify, including without limitation by loan or by techniques that may result in an accounting charge to the Company. Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Optionee will have the rights of a stockholder only after the shares of Common Stock have been issued.

     Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

6.   TERMINATION OF RELATIONSHIP

     After the effective date of his or her election as a director, if Optionee ceases to be a director of the Company for any reason other than death, Disablement (defined below) or Retirement (defined below), Optionee may at any time within ninety (90) days from the date of such termination exercise the Option to the extent it was exercisable on the date of termination. After such ninetieth (90th) day, the Option shall terminate to the extent that it is unexercised.

7.   DEATH

     If Optionee ceases to be a director of the Company on account of Optionee's death while in the service of the Company as a director, the executor of Optionee's will, administrator of Optionee's estate or any successor trustee of a grantor trust may exercise Optionee's rights during the twelve
     (12) months next succeeding the date of death. The number of shares exercisable by Optionee's estate or beneficiary will be the total number of unexercised shares under the Option were exercisable on the date of Optionee's death. If Optionee dies within thirty (30) days of ceasing service with the Company as a director, the executor of Optionee's will, administrator of Optionee's estate or any successor trustee of a grantor trust may exercise within twelve (12) months from the date of Optionee's termination those outstanding options which were exercisable on the date of Optionee's termination.

     After either twelve (12) month period described in this Section 7, the Option shall terminate to the extent that it is unexercised.

8.   DISABILITY

     If Optionee ceases to be a director of the Company on account of Optionee's Disablement, Optionee may within twelve (12) months from the date of Optionee's Disablement exercise the Option to the extent it was exercisable on the date of Optionee's Disablement. After such twelve (12) month period, the Option shall terminate to the extent that it is unexercised. For purposes of these Standard Terms and Conditions, "Disablement" means a physical condition arising from an illness or injury which renders an individual incapable of performing work. The determination of the Committee as to an individual's Disablement shall be conclusive on all of the parties.


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9.   RETIREMENT

     If Optionee ceases to be a director of the Company on account of Optionee's retirement from the Board of Directors, the Option, to the extent it was exercisable on the date of Retirement, may be exercised by Optionee for a period of twelve (12) months following the date of Optionee's Retirement.

     After such twelve (12) month period, the Option shall terminate to the
     extent that it is unexercised.   "Retirement" means ceasing from service as
     a director of the Company at or after age 60.

10.  INCOME TAXES WITHHOLDING

     The Company shall not be obligated to issue any shares of Common Stock pursuant to the exercise of the Option until the Optionee has satisfied in full any and all taxes and tax withholding requirements as may be applicable. Such taxes may be paid in the manner provided for payment of the Exercise Price of the Option. The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any amount then or thereafter payable to the Optionee.

11.  NON-TRANSFERABILITY OF OPTION

     Unless otherwise provided by the Committee, Optionee may not assign or transfer the Option to anyone other than by will or the laws of descent and distribution and Options shall be exercisable only by Optionee during his or her lifetime. The Company may cancel Optionee's Option if Optionee attempts to assign or transfer it in a manner inconsistent with this
     Section 11.

12.  DISPUTES

     Any disagreement concerning Optionee's Option shall be finally and conclusively determined as provided in the Plan.

13.  THE PLAN AND OTHER AGREEMENTS

     The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference. In the event of a conflict between the terms and conditions of these Standard Terms and Condition and the Plan, the Plan controls. Certain capitalized terms not otherwise defined herein are defined in the Plan.

     The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between Optionee and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

14.  NO INTEREST IN SHARES SUBJECT TO OPTION.

     Neither Optionee (individually or as a member of a group) nor any beneficiary or other person claiming under or through Optionee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it.

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

15.  NOT A CONTRACT FOR SERVICES.

     Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant the Plan shall confer upon Optionee any right to continue to serve as a director of the Company or shall affect the right of the Company to terminate Optionee with or without cause.

16.  NOTICES.

     All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

     If to the Company to:

     The Corporate Executive Board Company
     The Watergate
     600 New Hampshire Avenue, N.W.
     Washington, D.C.  20037
     Attention:  Chairman of the Board

     If to the Optionee, to the address set forth below the Optionee's signature on the Term Sheet.

17.  SEPARABILITY.

     In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

18.  HEADINGS.

     The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

19.  FURTHER ASSURANCES.

     Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

20.  BINDING EFFECT.

     These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

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